WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                              KEY TECHNOLOGY, INC.

                                CUSIP 493143 11 9
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            This certifies that                            , the registered
                                --------------------------
holder (the "Holder") is entitled to purchase from Key Technology, Inc., an
Oregon corporation (the "Company"),         fully paid and nonassessable shares
                                    -------
of the Company's Common Stock, subject to adjustment as provided herein, at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on July 11, 2005, such date being referred to herein as the "Expiration Date," upon surrender to the Company's Transfer Agent (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment of the purchase price for the number of shares for which this Warrant is being exercised times a per-share purchase price of $15.00 per share (referred to herein as the stock purchase price). The per-share stock purchase price and the number of shares purchasable hereunder are subject to adjustment as provided herein.

            This Warrant is subject to the following terms and conditions:

      1.    Exercise; Issuance of Certificates; Payment for Shares.
            ------------------------------------------------------

            1.1 This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date, for all or any part of the shares of Common Stock which may be purchased hereunder. Shares of Common Stock purchased under this Warrant shall be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, together with the completed Subscription Form attached hereto and payment for such shares. Certificates for the shares of Common Stock so purchased shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after this Warrant has been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

            1.2    Net Issue Exercise. Notwithstanding any provisions herein to
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the contrary, if the fair market value of one share of the Company's Common
Stock is greater than the stock purchase price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the company together with the properly endorsed Subscription Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

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                                   X = Y (A-B)
                                       -------
                                          A

            Where X =   the number of shares of Common Stock to be issued to
                        the Holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation)

                  A = the Closing Price (as defined in the Warrant Agreement) of one share of the Company's Common Stock, as applicable (at the date of such calculation)

                  B = Exercise Price (as defined in the Warrant Agreement) (as adjusted to the date of such calculation)

      2.    Shares to be Fully Paid; Reservation of Shares.
            ----------------------------------------------

            The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, a sufficient number of shares of authorized but unissued Common Stock will be reserved to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Company's Common Stock or this Warrant may be listed.

      3.    Adjustment of Stock Purchase Price and Number of Shares.
            -------------------------------------------------------

            In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares, the stock purchase price in effect immediately prior to such subdivisions shall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the stock purchase price in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the stock purchase price, the Holder of this Warrant shall thereafter be entitled to purchase, at the stock purchase price resulting from such adjustment, the number of shares obtained by multiplying the stock purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the stock purchase price resulting from such adjustment.

            Upon any adjustment of the stock purchase price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give


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


written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's President or Chief Financial Officer and shall state the stock purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      4.    Notice of Certain Events.
            ------------------------

            If at any time:

                 (a) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                 (b) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                 (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first-class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least 10 days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which a shareholder shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which shareholders shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up, conversion or public offering, as the case may be.

      5.    No Voting or Dividend Rights.
            ----------------------------

            Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.


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


      6.    Fractional Shares.
            -----------------

            No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then fair market value per share.

      7.    Right of Redemption.
            -------------------

            The Holder shall at all times prior to the Expiration Date and except to the extent exercised have the right to require the Company to redeem this Warrant for cash at a price equal to $10.00 for each whole share of Company Common Stock that may be purchased under this Warrant. Upon any surrender for redemption, any fractional share interests represented by this Warrant will be redeemed for cash. To exercise this right of redemption, the Holder shall surrender this Warrant, properly endorsed, to the Company's Transfer Agent, together with the completed form of redemption notice attached hereto.

      8.    Warrant Agreement.
            -----------------

            This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of July 12, 2000 (the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly
executed by its officers, thereunto duly authorized, this       day of
                                                          -----
            , 2000.
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                                    KEY TECHNOLOGY, INC.



                                    By
                                       -----------------------
                                          Thomas C. Madsen
                                          President





004002\00131\353984 V001







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


                        [Reverse of Warrant Certificate]


                                SUBSCRIPTION FORM

                   To Be Executed by the Registered Holder
                   in Order to Exercise or Redeem Warrants

(Check One)

            [ ] The undersigned Registered Holder hereby irrevocably elects to
purchase           Warrant Shares represented by this Warrant Certificate, and
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requests that certificates for such securities shall be issued in the name of

            [ ] The undersigned Registered Holder, pursuant to Section 5.2 Warrant Agreement dated as of by and between Key Technology, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C (the "Warrant
Agreement"), hereby irrevocably elects to exchange          Warrants represented
                                                   --------
by this Warrant Certificate for such number of Warrant Shares as are obtained by applying the provisions of Section 5.2 of the Warrant Agreement, and requests that certificates for such securities shall be issued in the name of

            [ ] The undersigned Registered Holder, pursuant to Section 16.1 of the Warrant Agreement and Section 7 of the Warrant Certificate, hereby
irrevocably (i) elects to have       Warrants redeemed by the Company for cash
                               -----
at a price of $10.00 for each whole share of Company Common Stock that may be purchased under the portion of the Warrant being redeemed, (ii) surrenders such Warrants and all right, title and interest therein and (iii)directs that promptly after the Company's receipt of this notice the cash amount deliverable upon exercise of this redemption right be delivered to the address specified below. The undersigned also hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Warrants, free and clear of the rights of or interest of any other person or entity, (b) has the full right, power and authority to surrender for redemption such Warrants as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such surrender for redemption.

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


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                   [please print or type name and address]
and be delivered to

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                   [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. Specify the name of the NASD member below. If not solicited by an NASD member, please write "unsolicited" in the space below.


                                    ------------------------------------
                                    (Name of NASD Member)


Dated:                              X
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                                      -------------------------------------
                                      Address



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                                      Taxpayer Identification Number



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                                      Signature Guaranteed



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

                                   ASSIGNMENT

                   To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED,                                                 hereby
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sells, assigns and transfers unto


          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


          ---------------------------------------------------------
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          ---------------------------------------------------------
          ---------------------------------------------------------
                   [please print or type name and address]

                        of the Warrants represented by this Warrant
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Certificate, and hereby irrevocably constitutes and appoints
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Attorney to transfer this Warrant Certificate on the books of the Company,  with full power of substitution in the premises.

Dated:                                X
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                                          Signature Guaranteed


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THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE
NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

004002\00131\353981 V001